Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR THE FOURTH fiscal quarter AND YEAR-ENDED June 30, 2021

Reports record results for the fourth quarter and full year-ended June 30, 2021 across key financial metrics;

re-engages in stock buy-backs while looking for acquisitions

RENTON, WA September 9, 2021 – Radiant Logistics, Inc. (NYSE American: RLGT), a third-party logistics and multimodal transportation services company, today reported financial results for the three and twelve months ended June 30, 2021.

Financial Highlights – Three Months Ended June 30, 2021

•
Revenues decreased to $257.9 million for the fourth fiscal quarter ended June 30, 2021, down $17.6 million or 6.4%, compared to revenues of $275.5 million for the comparable prior year period. Excluding Covid-related project revenues of $125.5 million realized from air charters in the year ago period, revenues were up $107.9 million or 71.9%.
•
Net revenues, a non-GAAP financial measure, increased to a record $62.8 million for the fourth fiscal quarter ended June 30, 2021, up $12.7 million or 25.3%, compared to net revenues of $50.1 million for the comparable prior year period.
•
Net income attributable to Radiant Logistics, Inc. ("net income") increased to a record $11.1 million, or $0.22 per basic and $0.21 per fully diluted share, up $6.4 million or 136.2% compared to net income of $4.7 million, or $0.09 per basic and fully diluted share for the comparable prior year period.
•
Adjusted net income, a non-GAAP financial measure, increased to a record $10.1 million, or $0.20 per basic and fully diluted share for the fourth fiscal quarter ended June 30, 2021, up $1.2 million or 13.5%, compared to adjusted net income of $8.9 million, or $0.18 per basic and fully diluted share for the comparable prior year period. Adjusted net income is calculated by applying a normalized tax rate of 24.5% and excluding other items not considered part of regular operating activities.
•
Adjusted EBITDA, a non-GAAP financial measure, increased to a record $14.1 million for the fourth fiscal quarter ended June 30, 2021, up $1.0 million or 7.6%, compared to adjusted EBITDA of $13.1 million for the comparable prior year period.

CEO Bohn Crain comments on results

"We are very pleased to report another quarter of solid financial results for the June quarter,” said Bohn Crain, Founder and CEO of Radiant Logistics. “We posted revenues of $257.9 million, down $17.6 million or 6.4%; Excluding Covid-related project revenues of $125.5 million realized from air charters in the year ago period, revenues were up $107.9 million or 71.9%; net revenues of $62.8 million, up $12.7 million or 25.3%, net income of $11.1 million, up $6.4 million or 136.2%; record adjusted net income of $10.1 million, up $1.2 million or 13.5%, and record adjusted EBITDA of $14.1 million, up $1.0 million or 7.6%. These record results reflect the benefit of our scalable non-asset based business model, diversity of our service offerings, and our ability to quickly respond to changing market dynamics. Not only are we seeing solid recovery in our legacy business, but we are winning meaningful new business across the platform - in the U.S. and in Canada. Business continues to be robust in the locations operated by our strategic operating partners and in our company owned locations. In addition, we have been able to deliver these records while continuing to maintain very low leverage on our balance sheet.”

Mr. Crain continued, “As we have previously discussed, we also believe that our current share price does not accurately reflect Radiant’s intrinsic value or long-term growth prospects, particularly given our unlevered balance sheet, and therefore represents an excellent investment opportunity for both the Company and our shareholders. In this regard we were able to begin to re-engage in our stock buy-back and purchased approximately $1.9 million of our stock during the quarter ended June 30, 2021.

We remain encouraged by our continued strong financial performance and the fact that we were able to report a record $48.8 million in adjusted EBITDA for the twelve months ended June 30, 2021. With the diversity of our customers, the strength of our balance sheet, the scalability of our technology, the commitment of our employees, and the continued recovery of the business sectors that have been most adversely affected by COVID-19, we remain optimistic about the trajectory of the economy and the opportunities that it will present for Radiant. In the months ahead, we will continue to closely monitor how we and the economy are progressing and expect to continue to be active in our stock buy-back activities and look forward to re-activating our acquisition efforts as the opportunity presents itself.”

Fourth Fiscal Quarter Ended June 30, 2021 – Financial Results

For the three months ended June 30, 2021, Radiant reported record net income of $11.1 million on $257.9 million of revenues, or $0.22 per basic and $0.21 per fully diluted share. For the three months ended June 30, 2020, Radiant reported net income of $4.7 million on $275.5 million of revenues, or $0.09 per basic and fully diluted share.

For the three months ended June 30, 2021, Radiant reported record adjusted net income, a non-GAAP financial measure, of $10.1 million, or $0.20 per basic and fully diluted share. For the three months ended June 30, 2020, Radiant reported adjusted net income of $8.9 million, or $0.18 per basic and fully diluted share.

For the three months ended June 30, 2021, Radiant reported record Adjusted EBITDA, a non-GAAP financial measure, of $14.1 million, compared to $13.1 million for the comparable prior year period.

Twelve Months Ended June 30, 2021 – Financial Results

For the twelve months ended June 30, 2021, Radiant reported record net income of $22.9 million on $889.1 million of revenues, or $0.46 per basic and $0.45 per fully diluted share. For the twelve months ended June 30, 2020, Radiant reported net income of $10.5 million on $855.2 million of revenues, or $0.21 per basic and fully diluted share.

For the twelve months ended June 30, 2021, Radiant reported record adjusted net income, a non-GAAP financial measure, of $34.4 million, or $0.69 per basic and $0.67 per fully diluted share. For the twelve months ended June 30, 2020, Radiant reported adjusted net income of $25.6 million or $0.52 per basic and $0.50 per fully diluted share.

For the twelve months ended June 30, 2021, Radiant reported record Adjusted EBITDA, a non-GAAP financial measure, of $48.8 million, compared to $38.3 million for the comparable prior year period.

Earnings Call and Webcast Access Information

Radiant Logistics, Inc. will host a conference call on Thursday, September 9, 2021 at 4:30 PM Eastern to discuss the contents of this release. The conference call is open to all interested parties, including individual investors and press. Bohn Crain, Founder and CEO will host the call.

Conference Call Details

DATE/TIME:	Thursday, September 9, 2021 at 4:30 PM Eastern
DIAL-IN	US (844) 602-0380; Intl. (862) 298-0970
REPLAY	September 10, 2021 at 9:30 AM Eastern to September 23, 2021 at 4:30 PM Eastern, US (877) 481-4010; Intl. (919) 882-2331 (Replay ID number: 42741)

Webcast Details

This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com or at https://www.webcaster4.com/Webcast/Page/2191/42741.

About Radiant Logistics (NYSE American: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a third-party logistics and multimodal transportation services company delivering advanced supply chain solutions through a network of company-owned and strategic operating partner locations across North America. Through its comprehensive service offering, Radiant provides domestic and international freight forwarding services, truck and rail brokerage services and other value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing to a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains “forward-looking statements” within the meaning set forth in United States securities laws and regulations – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as “anticipate,” “believe,” “estimates,” “expect,” “future,” “intend,” “may,” “plan,” “see,” “seek,” “strategy,” or “will” or the negative thereof or any variation thereon or similar terminology or expressions. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. We have developed our forward-looking statements based on management’s beliefs and assumptions, which in turn rely upon information available to them at the time such statements were made. Such forward-looking statements reflect our current perspectives on our business, future performance, existing trends and information as of the date of this announcement. Such forward-looking statements, particularly as they relate to our reported financial results, have been developed based on the results of our unaudited fourth-quarter and year-ended, June 30, 2021 financial statements, and could be subject to change upon the completion of the audited financial statements that we expect will be included in our Annual Report on Form 10-K for the year-ended June 30, 2021, which we expect to timely file following the date of this announcement. The assumptions implicit in our forward-looking statements further include, but are not limited to, our beliefs about future revenue and expense levels, growth rates, prospects related to our strategic initiatives and business strategies, along with express or implied assumptions about, among other things: our continued relationships with our strategic operating partners; the performance of our historic business, as well as the businesses we have recently acquired, at levels consistent with recent trends and reflective of the synergies we believe will be available to us as a result of such acquisitions; our ability to successfully integrate our recently acquired businesses; our ability to locate suitable acquisition opportunities and secure the financing necessary to complete such acquisitions; transportation costs remaining in-line with recent levels and expected trends; our ability to mitigate, to the best extent possible, our dependence on current management and certain of our larger strategic operating partners; our compliance with financial and other covenants under our indebtedness; the absence of any adverse laws or governmental regulations affecting the transportation industry in general, and our operations in particular; the impact of COVID-19 on our operations and financial results; and such other factors that may be identified from time to time in our Securities and Exchange Commission (“SEC”) filings and other public announcements, including those set forth under the caption “Risk Factors” in our Form 10-K for the year ended June 30, 2020, as well as the “Risk Factors” that we expect to include within our Annual Report on Form 10-K for the year-ended June 30, 2021. In addition, the global economic climate and additional or unforeseen effects from the COVID-19 pandemic amplify many of these risks. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. We disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact: Radiant Logistics, Inc. Todd Macomber (425) 943-4541 tmacomber@radiantdelivers.com	Media Contact: Radiant Logistics, Inc. Jennifer Deenihan (425) 462-1094 jdeenihan@radiantdelivers.com

RADIANT LOGISTICS, INC.

Condensed Consolidated Balance Sheets

	June 30,
(In thousands, except share and per share data)	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$13,696	$34,841
Accounts receivable, net of allowance of $1,489 and $1,990, respectively	117,349	71,838
Contract assets	27,753	16,312
Income tax receivable	—	780
Prepaid expenses and other current assets	17,512	16,817
Total current assets	176,310	140,588

Property, technology, and equipment, net	24,151	18,712

Goodwill	72,582	72,199
Intangible assets, net	41,404	51,192
Operating lease right-of-use assets	39,022	12,580
Deposits and other assets	3,772	4,769
Total other long-term assets	156,780	140,740
Total assets	$357,241	$300,040

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$87,941	$65,003
Operating partner commissions payable	13,779	9,131
Accrued expenses	6,801	6,538
Income tax payable	2,713	—
Current portion of notes payable	4,446	3,800
Current portion of operating lease liability	6,989	6,121
Current portion of finance lease liability	743	688
Current portion of contingent consideration	2,600	2,127
Other current liabilities	345	308
Total current liabilities	126,357	93,716

Notes payable, net of current portion	24,000	48,091
Operating lease liability, net of current portion	34,899	7,192
Finance lease liability, net of current portion	1,809	2,476
Contingent consideration, net of current portion	4,663	2,813
Deferred income taxes	4,021	7,484
Other long-term liabilities	89	93
Total long-term liabilities	69,481	68,149
Total liabilities	195,838	161,865

Equity:
Common stock, $0.001 par value, 100,000,000 shares authorized; 50,832,205 and 50,188,486 shares issued, and 49,930,389 and 49,555,639 shares outstanding, respectively	32	32
Additional paid-in capital	104,228	102,214
Treasury stock, at cost, 901,816 and 632,847 shares, respectively	(4,658)	(2,749)
Retained earnings	60,367	37,424
Accumulated other comprehensive income	1,141	445
Total Radiant Logistics, Inc. stockholders’ equity	161,110	137,366
Non-controlling interest	293	809
Total equity	161,403	138,175
Total liabilities and equity	$357,241	$300,040

RADIANT LOGISTICS, INC.

Condensed Consolidated Statements of Comprehensive Income

	Three Months Ended June 30,		Year Ended June 30,
(In thousands, except share and per share data)	2021	2020	2021	2020
Revenues	$257,910	$275,506	$889,124	$855,197

Operating expenses:
Cost of transportation and other services	195,151	225,405	668,299	645,824
Operating partner commissions	27,654	15,922	94,040	85,821
Personnel costs	14,638	13,192	55,378	57,679
Selling, general and administrative expenses	6,523	7,181	24,434	29,548
Depreciation and amortization	4,224	4,157	16,642	16,571
Transition, lease termination, and other costs	—	172	—	500
Change in fair value of contingent consideration	—	1,700	4,350	1,752
Total operating expenses	248,190	267,729	863,143	837,695

Income from operations	9,720	7,777	25,981	17,502

Other income (expense):
Interest income	4	9	18	59
Interest expense	(631)	(815)	(2,549)	(2,885)
Foreign currency transaction loss	(31)	(244)	(189)	(125)
Change in fair value of interest rate swap contracts	48	600	(594)	600
Gain on forgiveness of debt	4,573	—	5,987	—
Other	41	206	704	370
Total other income (expense)	4,004	(244)	3,377	(1,981)

Income before income taxes	13,724	7,533	29,358	15,521

Income tax expense	(2,440)	(1,307)	(5,896)	(3,157)

Net income	11,284	6,226	23,462	12,364
Less: net income attributable to non-controlling interest	(225)	(1,561)	(519)	(1,823)

Net income attributable to Radiant Logistics, Inc.	$11,059	$4,665	$22,943	$10,541

Other comprehensive income:
Foreign currency translation gain (loss)	523	(419)	696	258
Comprehensive income	$11,807	$5,807	$24,158	$12,622

Income per share:
Basic	$0.22	$0.09	$0.46	$0.21
Diluted	$0.21	$0.09	$0.45	$0.21

Weighted average common shares outstanding:
Basic	50,140,900	49,398,826	49,890,945	49,600,506
Diluted	51,438,679	50,566,683	51,208,295	51,091,799

Reconciliation of Non-GAAP Measures

RADIANT LOGISTICS, INC.

Reconciliation of Total Revenues to Net Revenues, Net Income
to Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

(unaudited)

As used in this report, Net Revenues, Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Net Revenues, Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income, management uses a 24.5% tax rate to calculate the provision for income taxes to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at Adjusted Net Income, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include income taxes, depreciation and amortization, change in fair value of contingent consideration, transition costs, lease termination costs, acquisition related costs, litigation costs, amortization of debt issuance costs, change in fair value of interest rate swap contracts, and gain on forgiveness of debt.

We commonly refer to the term “net revenues” when commenting about our Company and the results of operations. Net revenues are a Non-GAAP measure calculated as revenues less directly related operations and expenses attributed to the Company’s services. We believe net revenues are a better measurement than are total revenues when analyzing and discussing the effectiveness of our business and is used as a portion of a key metric the Company uses to discuss its progress.

EBITDA is a non-GAAP measure of income and does not include the effects of interest, taxes, and the “non-cash” effects of depreciation and amortization on long-term assets. Companies have some discretion as to which elements of depreciation and amortization are excluded in the EBITDA calculation. We exclude all depreciation charges related to property, technology and equipment, and all amortization charges (including amortization of leasehold improvements). We then further adjust EBITDA to exclude changes in fair value of contingent consideration, expenses specifically attributable to acquisitions, transition and lease termination costs, foreign currency transaction gains and losses, extraordinary items, share-based compensation expense, litigation expenses unrelated to our core operations, gain on forgiveness of debt, and other non-cash charges. While management considers EBITDA, and adjusted EBITDA useful in analyzing our results, it is not intended to replace any presentation included in our consolidated financial statements.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Net Revenues, Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin should not be considered in isolation or as a substitute for any of the consolidated statements of comprehensive income prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

(In thousands)	Three Months Ended June 30,		Year Ended June 30,
Net Revenues (Non-GAAP measure)	2021	2020	2021	2020
Total revenues	$257,910	$275,506	$889,124	$855,197
Cost of transportation and other services	195,151	225,405	668,299	645,824

Net revenues	$62,759	$50,101	$220,825	$209,373
Net margin	24.3%	18.2%	24.8%	24.5%

(In thousands)	Three Months Ended June 30,		Year Ended June 30,
Reconciliation of GAAP net income to adjusted EBITDA	2021	2020	2021	2020
Net income attributable to Radiant Logistics, Inc.	$11,059	$4,665	$22,943	$10,541
Income tax expense	2,440	1,307	5,896	3,157
Depreciation and amortization	4,224	4,157	16,642	16,571
Net interest expense	627	806	2,531	2,826

EBITDA	18,350	10,935	48,012	33,095

Share-based compensation	297	358	1,071	1,663
Change in fair value of contingent consideration	—	1,700	4,350	1,752
Acquisition related costs	7	82	42	577
Litigation costs	102	229	535	1,061
Gain on litigation settlement, net	(25)	—	(25)	—
Transition, lease termination, and other costs	—	199	—	586
Change in fair value of interest rate swap contracts	(48)	(600)	594	(600)
Gain on forgiveness of debt	(4,573)	—	(5,987)	—
Foreign currency transaction loss	31	245	189	125

Adjusted EBITDA	$14,141	$13,148	$48,781	$38,259
Adjusted EBITDA margin (Adjusted EBITDA as a % of Net Revenues)	22.5%	26.2%	22.1%	18.3%

(In thousands, except share and per share data)	Three Months Ended June 30,		Year Ended June 30,
Reconciliation of GAAP net income to adjusted net income	2021	2020	2021	2020
GAAP net income attributable to Radiant Logistics, Inc.	$11,059	$4,665	$22,943	$10,541
Adjustments to net income:
Income tax expense	2,440	1,307	5,896	3,157
Depreciation and amortization	4,224	4,157	16,642	16,571
Change in fair value of contingent consideration	—	1,700	4,350	1,752
Acquisition related costs	7	82	42	577
Litigation costs	102	229	535	1,061
Transition, lease termination, and other costs	—	199	—	586
Change in fair value of interest rate swap contracts	(48)	(600)	594	(600)
Gain on forgiveness of debt	(4,573)	—	(5,987)	—
Amortization of debt issuance costs	129	27	522	305

Adjusted net income before income taxes	13,340	11,766	45,537	33,950

Provision for income taxes at 24.5%	(3,268)	(2,883)	(11,157)	(8,318)

Adjusted net income	$10,072	$8,883	$34,380	$25,632

Adjusted net income per common share:
Basic	$0.20	$0.18	$0.69	$0.52
Diluted	$0.20	$0.18	$0.67	$0.50

Weighted average common shares outstanding:
Basic	50,140,900	49,398,826	49,890,945	49,600,506
Diluted	51,438,679	50,566,683	51,208,295	51,091,799

(In thousands) Trailing twelve months adjusted EBITDA:	Three months ended June 30, 2021	Three months ended March 31, 2021	Three months ended December 31, 2020	Three months ended September 30, 2020	Twelve months ended June 30, 2021
Net income attributable to Radiant Logistics, Inc.	$11,059	$4,984	$3,812	$3,088	$22,943
Income tax expense	2,440	976	1,402	1,078	5,896
Depreciation and amortization	4,224	4,174	4,085	4,159	16,642
Net interest expense	627	608	725	571	2,531

EBITDA	18,350	10,742	10,024	8,896	48,012

Share-based compensation	297	303	327	144	1,071
Change in fair value of contingent consideration	—	2,500	1,850	—	4,350
Acquisition related costs	7	—	1	34	42
Litigation costs	102	256	26	151	535
Gain on litigation settlement, net	(25)	—	—	—	(25)
Change in fair value of interest rate swap contracts	(48)	512	109	21	594
Gain on forgiveness of debt	(4,573)	(1,414)	—	—	(5,987)
Foreign exchange loss (gain)	31	(14)	193	(21)	189

Adjusted EBITDA	$14,141	$12,885	$12,530	$9,225	$48,781